Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2016 RESULTS

- Reports EPS of $0.09 Per Fully Diluted Share -

- Reports Core FFO of $0.24 Per Fully Diluted Share -

- Leased 176,533 Square Feet of Office and Retail Space

Including 110,099 Square Feet to 22 New Tenants -

- Achieved a 58.1% Increase in Mark-To-Market Rent on New Manhattan Office Leases -

New York, New York, July 27, 2016 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the second quarter of 2016.

“We are pleased with our strong second quarter results which reflect the continued successful execution of our strategy as we consolidate, redevelop and re-lease space to larger, higher credit quality tenants at materially higher rents. Solid leasing demand and our newly renovated space allowed us to achieve market-leading spreads on new Manhattan office and all retail leases, which exceeded 58.1% and 55.8%, respectively, this quarter. Prospective tenants continued to be attracted to our well located, amenity-rich office buildings,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“In spite of the significant impact of the calendar shift of Easter weekend to the first quarter of 2016, and assisted by an improved revenue mix and favorable weather, Observatory revenues increased 4.0% over the second quarter of last year. Our balance sheet remains low-levered and is further strengthened as we unlock the embedded, de-risked growth within our portfolio and create long term value for our shareholders. While we had limited new net borrowings during the past year, we enhanced our high levels of liquidity with the increase from $800 million to $1.1 billion in our unsecured revolving credit facility. We look forward to discussing our results in greater detail on tomorrow’s conference call,” added Kessler.

Second Quarter Highlights

•	Achieved net income attributable to the Company of $0.09 per fully diluted share (“EPS”) and Core Funds From Operations (“Core FFO”) of $0.24 per fully diluted share.

•	Occupancy and leased percentages at June 30, 2016:

•	Total portfolio was 86.6% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 89.4% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 84.9% occupied; including SLNC, the Manhattan office portfolio was 88.4% leased.

•	Retail portfolio was 83.6% occupied; including SLNC, the retail portfolio was 86.0% leased.

•	Empire State Building was 88.7% occupied; including SLNC, the Empire State Building was 90.7% leased.

•	Executed 45 leases, representing 176,533 rentable square feet across the total portfolio, achieving a 39.4% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 19 new leases representing 99,180 rentable square feet in the second quarter 2016 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 58.1% in mark-to-market rent over previous fully escalated rents.

•	The Empire State Building Observatory revenue for the second quarter 2016 grew 4.0% to $31.8 million from $30.6 million in the second quarter 2015.

•	Declared a dividend in the amount of $0.105 per share for the second quarter 2016, a 24% increase from previous quarters.

Financial Results for the Second Quarter 2016

Net income attributable to common stockholders was $11.1 million, or $0.09 of EPS, compared to $11.1 million, or $0.10 of EPS, in the second quarter of 2015.

Core FFO was $64.8 million, or $0.24 per fully diluted share, compared to $68.3 million, or $0.26 per fully diluted share, in the second quarter of 2015.

Modified FFO was $64.8 million, or $0.24 per fully diluted share, compared to $67.9 million, or $0.26 per fully diluted share, in the second quarter of 2015.

FFO was $62.8 million, or $0.24 per fully diluted share, compared to $65.9 million, or $0.25 per fully diluted share, in the second quarter of 2015.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Six Months Ended June 30, 2016

Net income attributable to common stockholders was $18.5 million, or $0.15 of EPS, compared to $14.3 million, or $0.13 of EPS, in the six months ended June 30, 2015.

Core FFO was $122.9 million, or $0.46 per fully diluted share, compared to $120.9 million, or $0.45 per fully diluted share, in the six months ended June 30, 2015.

Modified FFO was $122.3 million, or $0.46 per fully diluted share, compared to $118.7 million, or $0.45 per fully diluted share, in the six months ended June 30, 2015.

FFO was $118.3 million, or $0.44 per fully diluted share, compared to $114.8 million, or $0.43 per fully diluted share, in the six months ended June 30, 2015.

Portfolio Operations

As of June 30, 2016, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag that exists between when tenants move out and before the Company completes redevelopment work and new leases commence. As of June 30, 2016, the Company’s portfolio was occupied and leased as follows. Leased percentages include signed leases not commenced.

	June 30, 2016	March 31, 2016	June 30, 2015
Percent occupied:
Total portfolio	86.6%	88.2%	88.0%
Total office	86.9%	88.0%	87.7%
Manhattan office	84.9%	86.4%	86.2%
Empire State Building	88.7%	89.2%	85.0%
Retail	83.6%	91.4%	92.3%
Percent leased:
Total portfolio	89.4%	89.8%	90.0%
Total office	89.6%	89.5%	89.7%
Manhattan office	88.4%	88.2%	88.4%
Empire State Building	90.7%	90.7%	89.6%
Retail	86.0%	93.4%	94.1%

Leasing

For the three months ended June 30, 2016, the Company executed 45 new, renewal, and expansion leases within the total portfolio, comprising 176,533 rentable square feet with an average starting rental rate of $59.09 per rentable square foot, representing an increase of 39.4% over the prior in-place rent on a fully escalated basis.

On a blended basis, the 44 new, renewal, and expansion office leases signed within the total portfolio during the quarter had an average starting rental rate of $56.96 per rentable square foot, representing an increase of 38.8% over the prior in-place rent on a fully escalated basis.

The one renewal retail lease signed within the total portfolio during the quarter had a starting rental rate of $375.00 per rentable square foot, representing an increase of 55.8% over the prior in-place rent on a fully escalated basis.

Leases Signed in the Second Quarter 2016 for the Manhattan Office Portfolio

•	19 new leases comprising 99,180 rentable square feet, with an average starting rental rate of $61.34 per rentable square foot, representing an increase of 58.1% over the prior in-place rent on a fully escalated basis, and

•	20 renewal leases, comprising 57,565 rentable square feet, with an average starting rental rate of $56.90 per rentable square foot, representing an increase of 25.1% over the prior in-place rent on a fully escalated basis.

Significant Leases Executed During the Second Quarter 2016

•	At One Grand Central Place, the Company signed a new 21,800 rentable square foot lease, with National CineMedia (NASDAQ: NCMI), for a term of 15.5 years.

•	At the Empire State Building, the Company signed a new 20,000 rentable square foot lease with ZS Associates, for a term of 16.0 years.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. At June 30, 2016, the Empire State Building was 88.7% occupied; including SLNC, the Empire State Building was 90.7% leased.

During the second quarter 2016, the Company executed 11 office leases at the Empire State Building, representing 44,096 rentable square feet in the aggregate.

The Observatory revenue for the second quarter 2016 grew 4.0% to $31.8 million, from $30.6 million in the second quarter 2015. The Observatory hosted approximately 1,124,000 visitors in the second quarter 2016 compared to 1,165,000 visitors in the second quarter 2015, a decrease of 3.5%. The shift of the Easter weekend to the first quarter in 2016 from the second quarter in 2015 was a major component of the jump in first quarter attendance and the source of the decline in second quarter attendance which was partially offset by an increase in general visitor traffic outside of the Easter holiday weekend. The increase in revenue in the face of a slight reduction in attendance is the result of an improvement in our ticket mix. In the second quarter 2016, there were two bad weather weekend days compared to five bad weather weekend days in the second quarter 2015.

For the six months ended June 30, 2016, the Observatory hosted approximately 1,843,000 visitors, compared to 1,787,000 visitors for the same period in 2015, an increase of 3.1%. Observatory revenue was $53.0 million for the six months ended June 30, 2016, an 8.6% increase from $48.8 million for the six months ended June 30, 2015. For the six months ended June 30, 2016, there were four bad weather weekend days compared to 14 bad weather weekend days in the first six months of 2015.

Balance Sheet

At June 30, 2016, the outstanding balance on the Company’s $800.0 million unsecured revolving credit facility was $40.0 million. On July 6, 2016, the Company increased its committed borrowing capacity under the unsecured revolving credit facility from $800 million to $1.1 billion. The unsecured revolving credit facility has an accordion feature allowing for an additional increase in its maximum aggregate principal balance to $1.25 billion under certain circumstances.

At June 30, 2016, the Company had total debt outstanding of approximately $1.7 billion, with a weighted average interest rate of 4.08% per annum, and a weighted average term to maturity of 5.1 years. As of June 30, 2016, the Company had no debt maturing during 2016. The Company’s consolidated debt to total market capitalization was approximately 24% as of June 30, 2016 and consolidated net debt to EBITDA was 5.0x.

Dividend

On June 30, 2016, the Company raised its dividend by 24% and paid a dividend of $0.105 per share for the second quarter 2016 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the second quarter 2016 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 28, 2016 at 8:30 am Eastern time.

The webcast will be available in the Investors section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13640372. A replay of the conference call will be available until August 4, 2016.

The Supplemental Report will be available prior to the conference call in the Investors section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of June 30, 2016, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 709,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,”

“aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of the litigations and arbitration involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded OP Units; changes in technology and market competition, which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; our failure to obtain necessary outside financing, including our unsecured revolving credit facility; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site), including the cost of construction delays and cost overruns; and conflicts of interest affecting any of our senior management team.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2016	2015
Revenues
Rental revenue	$112,613	$112,866
Tenant expense reimbursement	19,054	18,582
Observatory revenue	31,838	30,600
Construction revenue	—	374
Third-party management and other fees	423	594
Other revenue and fees	1,887	1,757

Total revenues	165,815	164,773

Operating expenses
Property operating expenses (1)	37,386	37,262
Ground rent expenses	2,330	2,332
General and administrative expenses (2)	12,907	9,113
Observatory expenses (1)	6,895	8,093
Construction expenses	—	353
Real estate taxes	23,557	22,952
Depreciation and amortization	38,548	39,629

Total operating expenses	121,623	119,734

Total operating income	44,192	45,039
Interest expense	(17,420)	(17,571)

Income before income taxes	26,772	27,468
Income tax expense	(2,132)	(883)

Net income	24,640	26,585
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(13,317)	(15,231)

Net income attributable to common stockholders	$11,089	$11,120

Total weighted average shares

Basic	122,502	112,852

Diluted	266,167	265,867

Net income per share attributable to common stockholders
Basic	$0.09	$0.10

Diluted	$0.09	$0.10

(1)	For the three months ended June 30, 2015, certain Empire State Building public relations costs previously included in property operating expenses are included in observatory expenses. For the three months ended June 30, 2016 and 2015, these costs were $314 and $673, respectively.
(2)	For the three months ended June 30, 2016, includes incremental legal costs of $1.5 million pertaining to formation transactions litigation.

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2016	2015
Revenues
Rental revenue	$227,521	$222,924
Tenant expense reimbursement	37,174	36,782
Observatory revenue	53,019	48,823
Construction revenue	—	1,981
Third-party management and other fees	968	1,040
Other revenue and fees	4,207	5,105

Total revenues	322,889	316,655

Operating expenses
Property operating expenses	76,490	79,289
Ground rent expenses	4,663	4,663
General and administrative expenses	23,825	18,213
Observatory expenses	14,650	15,495
Construction expenses	—	3,222
Real estate taxes	47,082	45,930
Acquisition expenses	98	—
Depreciation and amortization	77,775	81,047

Total operating expenses	244,583	247,859

Total operating income	78,306	68,796
Interest expense	(35,371)	(33,618)

Income before income taxes	42,935	35,178
Income tax expense	(1,590)	(705)

Net income	41,345	34,473
Preferred unit distributions	(468)	(468)
Net income attributable to non-controlling interests	(22,360)	(19,747)

Net income attributable to common stockholders	$18,517	$14,258

Total weighted average shares

Basic	121,640	111,136

Diluted	267,121	265,866

Net income per share attributable to common stockholders
Basic	$0.15	$0.13

Diluted	$0.15	$0.13

For the six months ended June 30, 2015, certain Empire State Building public relations costs previously included in property operating expenses are included in observatory expenses. For the six months ended June 30, 2016 and 2015, these costs were $1,326 and $1,098, respectively.

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2016	2015
Net income	$24,640	$26,585
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	38,386	39,542

FFO attributable to common stockholders and non-controlling interests	62,792	65,893

Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	64,750	67,851

Prepayment penalty and deferred financing cost write-off	—	404

Core FFO attributable to common stockholders and non-controlling interests	$64,750	$68,255

Total weighted average shares
Basic	266,167	265,867

Diluted	266,167	265,867

FFO per share
Basic	$0.24	$0.25

Diluted	$0.24	$0.25

Modified FFO per share
Basic	$0.24	$0.26

Diluted	$0.24	$0.26

Core FFO per share
Basic	$0.24	$0.26

Diluted	$0.24	$0.26

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2016	2015
Net income	$41,345	$34,473
Preferred unit distributions	(468)	(468)
Real estate depreciation and amortization	77,461	80,775

FFO attributable to common stockholders and non-controlling interests	118,338	114,780

Amortization of below-market ground leases	3,916	3,916

Modified FFO attributable to common stockholders and non-controlling interests	122,254	118,696

Prepayment penalty and deferred financing cost write-off	552	1,749
Acquisition expenses	98	—
Construction severance expenses, net of income taxes	—	480

Core FFO attributable to common stockholders and non-controlling interests	$122,904	$120,925

Total weighted average shares
Basic	266,151	265,866

Diluted	266,151	265,866

FFO per share
Basic	$0.44	$0.43

Diluted	$0.44	$0.43

Modified FFO per share
Basic	$0.46	$0.45

Diluted	$0.46	$0.45

Core FFO per share
Basic	$0.46	$0.45

Diluted	$0.46	$0.45

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	June 30,	December 31,
	2016	2015
Assets
Commercial real estate properties, at cost	$2,356,192	$2,276,330
Less: accumulated depreciation	(509,736)	(465,584)

Commercial real estate properties, net	1,846,456	1,810,746
Cash and cash equivalents	35,454	46,685
Restricted cash	59,141	65,880
Tenant and other receivables	14,521	18,782
Deferred rent receivables	133,955	122,048
Prepaid expenses and other assets	47,895	50,460
Deferred costs, net	292,777	310,679
Acquired below market ground leases, net	379,976	383,891
Goodwill	491,479	491,479

Total assets	$3,301,654	$3,300,650

Liabilities and equity
Mortgage notes payable, net	$767,717	$747,661
Senior unsecured notes, net	588,703	587,018
Unsecured term loan facility, net	262,735	262,545
Unsecured revolving credit facility, net	40,000	35,192
Accounts payable and accrued expenses	143,296	111,099
Acquired below market leases, net	91,850	104,171
Deferred revenue and other liabilities	23,019	31,388
Tenants’ security deposits	47,565	48,890

Total liabilities	1,964,885	1,927,964
Total equity	1,336,769	1,372,686

Total liabilities and equity	$3,301,654	$3,300,650